UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2008

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, Continental's operations were negatively impacted by Hurricane Ike. The Company suspended operations at its Houston hub from mid-day on Friday, September 12th through Sunday, September 15th. Continental currently estimates that the net adverse impact in September on operating results as a result of Hurricane Ike will be approximately $50 million. This is a preliminary estimate and is subject to change depending on, among other things, insurance recoveries and how quickly traffic returns at the carrier's Houston hub.

In a presentation to investors on September 18, 2008, the Company plans to update its estimated third quarter 2008 ending unrestricted cash, cash equivalents, and short-term investments balance from its previously estimated level of approximately $2.8 billion to approximately $2.7 billion. The revised estimate of approximately $2.7 billion takes into account the estimated impact of Hurricane Ike, the delay in the return of pre-delivery deposits and related financing on aircraft that were expected to be delivered this month from Boeing which have been delayed due to the strike by certain Boeing employees, and the estimated cash collateral requirements of the Company's fuel hedges caused by the recent significant decline in crude oil prices.

This Current Report on Form 8-K contains forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company's 2007 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the Company's high leverage, the significant cost of aircraft fuel, its transition to a new global alliance, delays in scheduled aircraft deliveries, its high labor and pension costs, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats, an economic downturn in the U.S. and global economies and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

September 18, 2008	By /s/ Lori A. Gobillot Lori A. Gobillot Staff Vice President and Assistant General Counsel